UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 23, 2009 (March 17, 2009)

SINO GREEN LAND CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6/F No.947,Qiao Xing Road, Shi Qiao Town

Pan Yu District, Guang Zhou

People's Republic of China

 (Address of principal executive offices)

86-20-84890337

 (Registrant's telephone number, including area code)

HENRY COUNTY PLYWOOD CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2009, Sino Green Land Corporation, a Nevada company (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State, pursuant to which the Company amended its previous Articles of Incorporation to (i) change its name from “Henry County Plywood Corporation” to “Sino Green Land Corporation” and (ii) add a new article to forego the provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, regulating control share acquisitions  The foregoing description of the provisions of the Certificate of Amendment is qualified in its entirety by reference to the provisions of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company’s common stock is 82936V 108. The Company has requested a new symbol for quotation on the Over The Counter Bulletin Board, however one has not yet been assigned.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009

SINO GREEN LAND CORPORATION

/s/ Anson Yiu Ming Fong
Anson Yiu Ming Fong
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 17, 2009